Exhibit 99.1

October 30, 2013

Press Release: Cortland Bancorp Declares Dividend

CORTLAND BANCORP (the “Company,” OTCQB: CLDB) today announced that its Board of Directors has approved a cash dividend of $.03 per share payable on or after November 29, 2013 to shareholders of record as of the close of business on November 12, 2013. “The continuing payment of a dividend reflects our continued confidence in the financial performance and direction of our Company, supported by strong core earnings, increasing loan production, and capital ratios which exceed regulatory thresholds for “well capitalized” financial institutions,” stated James Gasior, Chief Executive Officer. “We are pleased that the Company’s financial strength allows us to return profits to our shareholders.”